Exhibit-99.1

	JDA Software Group, Inc. NEWS RELEASE	JDA Investor Relations Contacts:
Kristen L. Magnuson, Executive Vice President & Chief
•		Financial Officer, JDA Software Group, Inc.
•		Tel: 480-308-3000
•
•		Lawrence Delaney, Jr., The Berlin Group
•		Tel: 714-734-5000; larry@berlingroup.com
•
JDA Software Reports Record Total Revenue and Earnings for Third Quarter 2007
JDA Increases Earnings in Q3 2007 by $8.4 Million over Q3 2006
Scottsdale, Ariz. — October 22, 2007 — JDA® Software Group, Inc. today announced financial results for the third quarter ended September 30, 2007. JDA reported total revenues of $93.6 million and software revenues of $15.5 million for third quarter 2007, compared to total revenues of $89.2 million and software revenues of $13.7 million in third quarter 2006. The Manugistics acquisition, which closed on July 5, 2006, represented $43.4 million of total revenues during third quarter 2007 and includes $5.2 million of software revenue.
          JDA reported adjusted non-GAAP earnings for third quarter 2007 of $0.40 per share, which excludes amortization of acquired software technology and intangibles and stock-based compensation, as compared to adjusted non-GAAP earnings per share of $0.20 for third quarter 2006, which excludes amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and adjustments to increase the carrying value of Series B Preferred Stock to its redemption value and record a change in the fair value of a related conversion feature. The Company reported GAAP net income for third quarter 2007 of $8.3 million or $0.24 per share, as compared to a GAAP net loss applicable to common shareholders of $11.0 million or ($0.38) per share in third quarter 2006. JDA reported adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $25.3 million for third quarter 2007, compared to $15.7 million for third quarter 2006.
          “We exceeded financial expectations with record revenues and earnings. I am very pleased with our third quarter 2007 results, in particular our 61% increase in adjusted EBITDA and 13% increase in software licenses over third quarter 2006,” said JDA CEO Hamish Brewer. “Even five quarters after our Manugistics acquisition, we continue to find new ways to leverage the synergies of our combined organization and solution offering — and still see more opportunities ahead.”
          “I am very optimistic in our ability to deliver on the guidance that we have previously provided for 2007. Our new product releases have been well received and are driving a promising pipeline. Our operating margins are strong and with the improvements in our consulting organization’s performance, we are in an outstanding position. We look forward to a great fourth quarter as the long-term leader delivering end-to-end supply chain optimization for consumer-driven companies worldwide,” added Brewer.
-more-

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Third Quarter 2007 Highlights
•	Software Sales Increase by 25% in Americas: Signing 60 new software license contracts, including five multiple product deals, JDA’s worldwide software sales increased 13% in third quarter 2007 compared to third quarter 2006.
•	In the Americas, JDA closed $9.8 million in software sales in the third quarter 2007, an increase of 25% over the $7.8 million closed in third quarter 2006. The regional results include software transactions with U. S. customers including Coach, Inc., Coca-Cola Bottling Co. Consolidated, Save Mart Supermarkets, Wegmans Food Markets, Inc. and Wynn Las Vegas, LLC. Latin America customers include Distribucion y Servicio S.A. (D&S) of Chile.

•	JDA’s EMEA region closed $4.0 million in software sales in the third quarter 2007, compared to $3.6 million in third quarter 2006. New customers include Clicks Organisation (Pty) Ltd (South Africa), Lombardini Holding SpA (Italy); Campofrio Alimentación, SA (Spain) and Bourne Leisure Limited (UK).

•	JDA’s Asia Pacific region closed $1.7 million in software sales during the third quarter 2007, compared to $2.3 million in third quarter 2006. Significant wins in this region include HMV Retail Limited (Tokyo), House Full International Ltd. (India) and Nomura Research Institute, Ltd. (Japan). Also in third quarter, Swire Beverages, the largest distributor of Coca-Cola products in mainland China and Asia-Pacific, received a SCMLogistics Excellence Award for Best-in-Breed Supply Chain at SCM Logistics World 2007 in Singapore based on Swire’s outstanding results transforming its supply chain with JDA Software solutions.
•	JDA First to Market with End-to-End Supply Chain Optimization for Manufacturers’ Vendor Managed Inventory (VMI) Programs: JDA achieved another development milestone with the release of a new solution that integrates JDA and Manugistics replenishment, planning and execution applications. For the first time manufacturers participating in VMI programs — which give them responsibility for inventory replenishment and ordering decisions on behalf of their retail partners — now have an end-to-end supply chain optimization solution with integrated VMI planning and execution capabilities. We believe JDA’s solution significantly improves the accuracy of demand plans and provides invaluable insights into consumer trends resulting in improved service levels, reduced inventory, and more profitable utilization of production assets and resources.

•	Strong Financial Position: JDA ended third quarter 2007 with $82.6 million in cash after paying off an additional $4.6 million of debt, leaving a debt position of $101.5 million. This compares to $53.6 million in cash and $141.1 million in debt at December 31, 2006. DSOs were 68 days at the end of third quarter 2007, 76 days at the end of second quarter 2007 and 73 days at the end of third quarter 2006. Cash flow from operations was $20.4 million in third quarter 2007 compared to $24.9

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million in second quarter 2007 and a negative cash flow from operations of $5.9 million in third quarter 2006.
Nine Month Results for 2007
          For the nine months ended September 30, 2007, JDA reported total revenues of $275.1 million and software revenues of $51.2 million, compared to total revenues of $188.8 million and software revenues of $31.2 million for the nine months ended September 30, 2006. The Manugistics acquisition represented $120.3 million of our total revenues during the nine months ended September 30, 2007, including $16.2 million of software revenue, compared to $36.7 million of total revenues and $3.2 million of software revenues during the nine months ended September 30, 2006. The results for the nine months ended September 30, 2006 only include the impact of the Manugistics acquisition from the date of acquisition through September 30, 2006.
          JDA reported adjusted non-GAAP earnings for the nine months ended September 30, 2007 of $0.99 per share, which excludes amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and a gain on the sale of an office facility, as compared to adjusted non-GAAP earnings per share of $0.37 for the nine months ended September 30, 2006, which excluded amortization of acquired software technology and intangibles, restructuring charges, stock-based compensation and adjustments to increase the carrying value of Series B Preferred Stock to its redemption value and record a change in the fair value of a related conversion feature. .
          JDA reported GAAP net income for the nine months ended September 30, 2007 of $18.5 million or $0.55 per share, as compared to a GAAP net loss applicable to common shareholders of $9.5 million or $(.33) per share in the nine months ended September 30, 2006. JDA reported adjusted EBITDA of $65.7 million for nine months ended September 30, 2007, compared to $24.8 million for the nine months ended September 30, 2006.
JDA Earnings Conference Call Information
          JDA will host a conference call at 4:45 p.m. Eastern time today to discuss earnings results for its third quarter ended September 30, 2007. To participate in the call, dial 1-877-860-4996 (United States) or 1-973-582-2854 (International) and ask the operator for the “JDA Software Group Third Quarter 2007 Earnings Conference Call.” A replay of the conference call will begin October 22, 2007 at 7:45 p.m. Eastern time and will end on November 22, 2007 at 11:59 p.m. Eastern time. To hear the replay you can dial 1-877-519-4471 (United States) or 1-973-341-3080 (International); using the pin number: 9245972.
          To participate in the live Web cast of the call, go to the following web page at the time of the conference call: http://viavid.net/dce.aspx?sid=00004523. A replay of the Web cast will be available approximately five minutes after the conclusion of the event.

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About JDA Software Group, Inc.
          JDA® Software Group, Inc. (NASDAQ: JDAS) is focused on helping companies realize real supply chain and revenue management results — fast. JDA Software delivers integrated merchandising as well as supply chain and revenue management planning, execution, and optimization solutions for the consumer-driven supply chain and services industries. Through its industry leading solutions, leading manufacturers, distributors, retailers, and services companies around the world are growing their businesses with greater predictability and more profitably. For more information on JDA Software visit www.jda.com or contact us at info@jda.com or call +1.800.479.7382.

This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, the following statements by Mr. Brewer: (i) that we see more opportunities to leverage our Manugistics acquisition to produce additional synergies; (ii) that we are optimistic that we will deliver on our guidance for the second half of 2007; (iii) that our new product releases are driving a promising pipeline; and, (iv) that we look forward to a great fourth quarter. The occurrence of future events may involve a number of risks and uncertainties, including, but not limited to: (a) the difficulty in identifying and realizing material synergies from our Manugistics acquisition, particularly since the acquisition occurred five quarters ago; (b) the difficulty of predicting demand for our software products and services, including the size and timing of individual contracts and our ability to recognize revenue with respect to contracts signed in a given quarter, particularly with respect to our larger customers; and (c) other risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
          This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP. Management’s presentation of non-GAAP financial measures is intended to be supplemental in nature and should not be considered in isolation or as a substitute for the most directly comparable GAAP measures.
Use and Economic Substance of Non-GAAP Financial Measures Used by JDA
          The Company uses non-GAAP measures of performance, including adjusted operating income, EBITDA (earnings before interest, taxes, depreciation and amortization) and earnings per share, in its public statements. Management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help the Company to identify underlying trends in its results of operations; (ii) the Company uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help the Company compare its performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting. The Company also internally uses adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation.

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          Set forth below are additional reasons why specific items are excluded from the Company’s non-GAAP financial measures:
•	Amortization charges for acquired technology are excluded because they result from prior acquisitions, rather than ongoing operations, and absent additional acquisitions, are expected to decline over time.

•	We exclude depreciation and amortization of intangibles because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business.

•	Restructuring charges are significant non-routine expenses that cannot be predicted and typically relate to a change in our business model. The exclusion of these charges promotes period-to-period comparisons and transparency. Such charges are primarily related to severance costs and/or the disposition of excess facilities driven by the changes to our business model.

•	Stock-based compensation is not an expense that typically requires or will require cash settlement by the Company..

•	Sales of office facilities are non-routine transactions, not directly related to our core business of selling software and related services and hardware.

•	Adjustments to increase the carrying value of Series B Preferred Stock to its redemption value and record a change in the fair value of a related conversion feature are non-routine transactions, not directly related to our core business of selling software and related services and hardware.
Material Limitations (and Compensation thereof) Associated with the Use of Non-GAAP Financial Measures
          Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP results. In the future, the Company expects to continue reporting non-GAAP financial measures excluding items described above and the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
          Some of the limitations in relying on non-GAAP financial measures are:
•	Depreciation and amortization of intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•	The Company may engage in acquisition transactions in the future. In addition, we incur other restructuring charges from time to time when necessary to adjust our business model. Restructuring related charges may therefore continue to be incurred and should not be viewed as non-recurring.

•	Stock-based compensation is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future under SFAS 123R.

•	Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.
          We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.
Usefulness of Non-GAAP Financial Measures to Investors
          The Company believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare the Company’s performance across financial reporting periods.
JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, AZ 85260

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
Current Assets:
Cash	$82,571	$53,559
Accounts receivable, net	70,330	79,491
Deferred tax asset	8,872	16,736
Prepaid expenses and other current assets	16,848	17,011

Total current assets	178,621	166,797

Non-Current Assets:
Property and equipment, net	43,974	48,391
Goodwill	138,571	145,976
Other Intangibles, net:
Customer lists	147,887	158,519
Acquired software technology	30,939	35,814
Trademarks	3,432	4,691
Deferred tax asset	67,032	54,164
Other non-current assets	9,665	10,392

Total non-current assets	441,500	457,947

Total Assets	$620,121	$624,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,722	$4,843
Accrued expenses and other liabilities	45,268	47,183
Income tax payable	8,780	3,725
Current portion of long-term debt	3,281	3,281
Deferred revenue	71,735	66,662

Total current liabilities	132,786	125,694

Non-Current Liabilities:
Long-term debt	98,250	137,813
Accrued exit and disposal obligations	12,758	20,885
Income taxes payable	3,540	—

Total non-current liabilities	114,548	158,698

Total Liabilities	247,334	284,392

Redeemable Preferred Stock	50,000	50,000

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued or outstanding	—	—
Common stock, $.01 par value; authorized, 50,000,000 shares; issued 31,198,353 and 30,569,447 shares, respectively	312	305
Additional paid-in capital	292,709	275,705
Deferred compensation	(5,598)	(904)
Retained earnings	45,169	27,628
Accumulated other comprehensive loss	3,754	1,018

	336,346	303,752
Less treasury stock, at cost, 1,186,498 and 1,176,858 shares, respectively	(13,559)	(13,400)

Total stockholders’ equity	322,787	290,352

Total liabilities and stockholders’ equity	$620,121	$624,744

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JDA SOFTWARE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except earnings per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Software licenses	$15,505	$13,741	$51,159	$31,237
Maintenance services	43,753	42,923	131,192	86,249

Product revenues	59,258	56,664	182,351	117,486

Consulting services	31,499	29,872	84,706	65,145
Reimbursed expenses	2,888	2,667	8,055	6,187

Service revenues	34,387	32,539	92,761	71,332

Total revenues	93,645	89,203	275,112	188,818

Cost of Revenues:
Cost of software licenses	642	591	1,831	1,353
Amortization of acquired software technology	1,502	1,882	4,875	4,285
Cost of maintenance services	11,239	9,101	33,988	22,029

Cost of product revenues	13,383	11,574	40,694	27,667

Cost of consulting services	21,016	22,496	62,616	47,265
Reimbursed expenses	2,888	2,667	8,055	6,187

Cost of service revenues	23,904	25,163	70,671	53,452

Total cost of revenues	37,287	36,737	111,365	81,119

Gross Profit	56,358	52,466	163,747	107,699

Operating Expenses:
Product development	11,934	16,818	37,717	38,821
Sales and marketing	14,925	13,559	44,836	31,067
General and administrative	10,365	10,592	31,499	23,904
Amortization of intangibles	3,963	3,540	11,889	5,324
Restructuring charges	—	3,461	6,276	3,982
Gain on sale of office facility	—	—	(4,128)	—

Total operating expenses	41,187	47,970	128,089	103,098

Operating Income	15,171	4,496	35,658	4,601

Interest expense and amortization of loan fees	(2,757)	(4,067)	(9,382)	(4,147)
Interest income and other, net	956	831	2,420	3,135
Change in fair value of Series B Preferred Stock conversion feature	—	(1,069)	—	(1,069)

Income Before Income Taxes	13,370	191	28,696	2,520
Income tax provision	5,062	339	10,149	1,106

Net Income (Loss)	8,308	(148)	18,547	1,414
Adjustment to increase the carrying amount of the Series B Preferred Stock to its redemption value	—	(10,896)	—	(10,896)

Income (Loss) Applicable To Common Shareholders	$8,308	$(11,044)	$18,547	$(9,482)

Basic Earnings (loss) Per Share Applicable to Common Shareholders	$.25	$(.38)	$.56	$(.33)

Diluted Earnings (loss) Per Share Applicable to Common Shareholders	$.24	$(.38)	$.55	$(.33)

Shares Used To Compute:
Basic earnings (loss) per share applicable to common shareholders	33,525	29,241	33,275	29,173

Diluted earnings (loss) per share applicable to common shareholders	34,374	29,241	33,966	29,173

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JDA SOFTWARE GROUP, INC.
NON-GAAP MEASURES OF PERFORMANCE
(in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2007	2006	2007	2006

NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA

Operating income (loss) (GAAP BASIS)	$15,171	$4,496	$35,658	$4,601

Adjustments for non-GAAP measures of performance:

Add back amortization of acquired software technology	1,502	1,882	4,875	4,285
Add back amortization of intangibles	3,963	3,540	11,889	5,324
Add back restructuring charges	—	3,461	6,276	3,982
Add back stock-based compensation	2,293	84	4,172	529
Less gain on sale of office facility	—	—	(4,128)	—

Adjusted non-GAAP operating income	22,929	13,463	58,742	18,721

Add back depreciation	2,364	2,267	7,004	6,070

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	$25,293	$15,730	$65,746	$24,791

NON-GAAP OPERATING INCOME (LOSS) AND AJDUSTED EBITDA, as a percentage of revenue

Operating income (loss) (GAAP BASIS)	16%	5%	13%	2%

Adjustments for non-GAAP measures of performance:

Amortization of acquired software technology	2%	2%	2%	3%
Amortization of intangibles	4%	4%	4%	3%
Restructuring charges	—%	4%	2%	2%
Add back stock-based compensation	2%	—%	2%	—%
Gain on sale of office facility	—%	—%	(2%)	—%

Adjusted non-GAAP operating income	24%	15%	21%	10%

Depreciation	3%	3%	3%	3%

Adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization)	27%	18%	24%	13%

NON-GAAP EARNINGS PER SHARE

Income before income tax provision	$13,370	$191	$28,696	$2,520

Amortization of acquired software technology	1,502	1,882	4,875	4,285
Amortization of intangibles	3,963	3,540	11,889	5,324
Restructuring charges	—	3,461	6,276	3,982
Stock-based compensation	2,293	84	4,172	529
Change in fair value of Series B Preferred Stock conversion feature	—	1,069	—	1,069
Gain on sale of office facility	—	—	(4,128)	—

Adjusted income before income taxes	21,128	10,227	51,780	17,709

Adjusted income tax expense	7,395	3,579	18,123	6,198

Adjusted net income	$13,733	$6,648	$33,657	$11,511

Adjusted non-GAAP diluted earnings per share	$0.40	$0.20	$0.99	$0.37

Shares used to compute non-GAAP diluted earnings per share	34,374	33,268	33,966	30,877

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	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2007	2006	2007	2006

CASH FLOW INFORMATION

Net cash provided by operating activities	$20,362	$(5,911)	$63,669	$12,475

Net cash used in investing activities:
Purchase of Manugistics Group, Inc.	$—	$(72,886)	$—	$(72,886)
Payment of direct costs related to acquisitions	(1,919)	(3,533)	(6,333)	(3,652)
Purchase of other property and equipment	(1,156)	(2,086)	(5,139)	(4,058)
Proceeds from disposal of property and equipment	28	47	6,849	107
Net (purchases) sales and maturities of marketable securities	—	4,950	—	40,434
Payment received on promissory note receivable	—	—	—	1,213

	$(3,047)	$(73,508)	$(4,623)	$(38,842)

Net cash provided by financing activities:
Issuance of Series B Preferred Stock	$—	$50,000	$—	$50,000
Issuance of common stock under equity plans	3,228	1,206	7,282	2,200
Borrowings under term loan agreement and debt costs	—	175,000	—	175,000
Loan origination fees	—	(6,576)	—	(6,576)
Principal payments on term loan agreement and debt costs	(4,563)	(35,000)	(39,563)	(35,000)
Repayment of convertible debt	—	(173,954)	—	(173,954)
Other, net	401	(328)	704	(457)

	$(934)	$10,348	$(31,577)	$11,213